As filed with the Securities and Exchange Commission on May 7, 2026

Registration No. 333-291614

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNITY FORGE INC
(Exact name of registrant as specified in its charter)

Wyoming	7371	38-4360418
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Kraljice Jakvinte 6, Podgorica, Montenegro 81102

Tel: (307) 655-6040

(Address and telephone number of registrant's principal executive office)

REGISTERED AGENTS, INC.

30 N GOULD ST STE R SHERIDAN, WY 82801

Tel: (307) 200-2803

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐	Emerging growth company	☒
Non-accelerated filer	☒	Smaller reporting company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

The information in this prospectus may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

UNITY FORGE INC

5,000,000 SHARES OF COMMON STOCK

$0.04 per share

This is the initial offering of common stock of Unity Forge Inc and no public market currently exists for the securities being offered. We are registering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.04 per share to the general public in best-efforts offering. We estimate our total offering registration costs to be approximately $11,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best-efforts basis, which means our President, Nikola Rovcanin, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

Nikola Rovcanin, our chief executive officer, owns 100% of the outstanding shares of common stock. As a result, he will have the power to determine the outcome of most shareholder matters, such as the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. Assuming the sale of 5,000,000 shares in this offering, Mr. Rovcanin will beneficially own 2,384,000 shares, representing approximately 32.3% of our outstanding common stock following the offering. As a result, he will not own a majority of our outstanding common stock following the maximum offering; however, he will remain a significant stockholder and may be able to exert significant influence over matters submitted to stockholders for approval. If fewer shares are sold, Mr. Rovcanin’s ownership percentage will be higher, and if we sell fewer than 2,384,000 shares, he would continue to own a majority of the outstanding common stock and could control the outcome of most stockholder matters.

This Prospectus will permit Mr. Rovcanin to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Rovcanin will sell all the shares registered herein. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.04 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officer and sole director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

Unity Forge Inc is a development stage company and has recently started its operations. We do not have sufficient capital to fully commence operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

See "Risk Factors" for a discussion of certain information that should be considered in connection with an investment in the common stock offered hereby.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on OTC Markets Group's platforms. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

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Unity Forge Inc is not a Blank Check company. We have no plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company. Furthermore, neither the company, its executives, any company promoters, nor their affiliates intend to use the company, once it becomes a reporting company, as a vehicle for a private company to become a reporting company.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “Risk Factors” before buying any shares of UNITY FORGE INC’s common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED __________, 2026

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We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

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PROSPECTUS SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” and “Unity Forge Inc” refers to Unity Forge Inc. The following summary does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock.

UNITY FORGE INC.

The Company was incorporated in Wyoming on June 20, 2025. We are an emerging enterprise engaged in providing IT services. The net proceeds from this offering are intended to support the growth of our operations (see “Description of Business” and “Use of Proceeds”). According to our current plan of operations, we expect to require approximately $50,000 over the next twelve months to carry out our business strategy. There can be no assurance that we will generate material revenue within the first year following this offering, or at any time in the future. As a development stage company, our operating history is limited. If revenues are not sufficient, we anticipate that at least $14,000 of additional financing may be necessary to meet our ongoing SEC reporting obligations. Our principal executive office is located in Kraljice Jakvinte 6, Podgorica, Montenegro 81102 and our telephone number is (307) 655-6040.

From our inception on June 20, 2025, through the date of this filing, we have a limited operating history. Our unaudited financial statements for the six months ended March 31, 2026 report revenue of $22,675, cost of services of $8,675, gross profit of $14,000, operating expenses of $10,269, net income of $3,731, and a cash balance of $11,668 as of March 31, 2026. Our independent registered public accounting firm has issued a report that includes an explanatory paragraph raising substantial doubt regarding our ability to continue as a going concern. To date, we have developed our business plan, launched our website at www.unity-forge.com, raised an aggregate of $2,384 through a private placement of our common stock to our sole officer and director. The proceeds from this private placement were applied toward general working capital needs. On August 20, 2025, we entered into an IT Services Agreement with our first customer and, pursuant to that agreement, received an $8,000 prepayment. During the six months ended March 31, 2026, we recognized aggregate revenue of $22,675 in accordance with ASC 606, consisting of $8,000 from our first customer and $14,675 from another customer. We also incurred cost of services of $8,675 related to the $14,675 Software Development Agreement, resulting in gross profit of $6,000 from that agreement. During the same period, we received a $10,000 prepayment under a separate Software Development Agreement, which was recorded as a customer advance and was not recognized as revenue during the period.

Nikola Rovcanin, our chief executive officer, owns 100% of the outstanding shares of common stock. As a result, he will have the power to determine the outcome of most shareholder matters, such as the sale of all or substantially all of our assets and amendments to our Articles of Incorporation.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months. We require minimum funding of approximately $50,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $50,000, our business may fail. Although we have begun generating limited revenues, we do not anticipate earning substantial revenues unless and until we expand our customer base and scale our operations. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

THE OFFERING

The Issuer:

UNITY FORGE INC

Securities Being Offered:

5,000,000 shares of common stock.

Price Per Share:

$0.04 per share.

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Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds:

$200,000

Securities Issued and Outstanding:

There are 2,384,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Nikola Rovcanin.

If we are successful at selling all the shares in this offering, we will have 7,384,000 shares issued and outstanding.

Subscriptions:

All subscriptions once accepted by us are irrevocable.

Registration Costs:

We estimate our total offering registration costs to be approximately $11,000.

Risk Factors:

See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $200,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from June 20, 2025 (Inception) to September 30, 2025:

Financial Summary	September 30, 2025 (Audited)
Cash and Deposits	$9,791
Total Assets	$9,791
Total Liabilities	$8,000
Total Stockholder’s Equity	$1,791

Statement of Operations	Accumulated from June 20, 2025 (Inception) to September 30, 2025 (Audited)
Total Expenses	$593
Net Income (Loss) for the Period	$(593)

The tables and information below are derived from our unaudited financial statements for the six months ended March 31, 2026:

Financial Summary	March 31, 2026 (Unaudited)
Cash and Deposits	$11,668
Total Assets	$15,522
Total Liabilities	$10,000
Total Stockholder’s Equity	$5,522

Statement of Operations	For the six-months ended March 31, 2026 (Unaudited)
Total Revenue	$22,675
Cost of Services	$8,675
Gross Profit	$14,000
Operating Expenses	$10,269
Net Income (Loss) for the Period	$3,731

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

Because our auditors have expressed a going concern, there is significant uncertainty about our ability to continue operations, and you could lose your investment.

Our auditors have issued a going concern opinion, which indicates substantial doubt regarding our ability to remain in business during the next twelve months. The financial statements do not include any adjustments that might result from this uncertainty. If we are unable to continue operations, we may be forced to cease business activities and you could lose your entire investment.

We are an early-stage company with limited operations and a limited operating history. We expect to incur significant operating expenses going forward and may incur losses in future periods.

We were incorporated on June 20, 2025, and have only recently begun operations. While we have begun limited business operations, there is no basis to determine whether our business will ultimately be successful. Investors should recognize the challenges typically faced by newly formed companies and the high rate of failure associated with such enterprises. Our prospects must be evaluated in light of the obstacles, costs, uncertainties, and potential delays related to the operations we intend to pursue. These may include, among other things, unexpected difficulties in generating sufficient cash flow to sustain our business, as well as expenses and obligations that could exceed our projections. We anticipate that operating costs will continue to rise while revenues may remain insufficient, which could result in losses in future periods. If our business plan does not prove effective, we may be forced to cease operations. Given our limited history, there is no reliable basis to assume we will generate meaningful revenues or achieve profitability. Failure to overcome these risks would likely result in the failure of our business.

To date, we have developed our business plan, launched our website at www.unity-forge.com and raised aggregate gross proceeds of $2,384 through a private placement of our common stock to our sole officer and director. The proceeds from this private placement were applied toward general working capital needs. On August 20, 2025, we entered into an IT Services Agreement with our first customer and, pursuant to that agreement, received an $8,000 prepayment. During the three months ended December 31, 2025, we performed the related services and recognized $8,000 of revenue in accordance with ASC 606. On February 10, 2026, we entered into a Software Development Agreement with a customer. During the six months ended March 31, 2026, we recognized aggregate revenue of $22,675 in accordance with ASC 606, consisting of $8,000 from our first customer and $14,675 from another customer. We also incurred cost of services of $8,675 related to the $14,675 Software Development Agreement, resulting in gross profit of $6,000 from that agreement. During the same period, we received a $10,000 prepayment under a separate Software Development Agreement, which was recorded as a customer advance and was not recognized as revenue during the period.

We may not be able to sustain profitability and could incur losses in future periods.

We are a company with limited operations and a short operating history. While we reported modest net income for our most recent period, we expect to incur significant operating expenses going forward. We may not be able to sustain profitability and could incur losses in future periods. Even if we achieve profitability, there is no assurance that we will be able to maintain or increase profitability on a quarterly or annual basis.

We are entirely dependent on the proceeds of this offering to expand our operations, and such funds may not be sufficient to generate meaningful revenues or achieve profitability. Additional financing may be required but may not be available.

We are dependent on the proceeds of this offering to fund our planned operations and working capital needs as outlined in the “Plan of Operation” section. As of March 31, 2026, we had generated limited revenues and reported modest net income for our most recent period; however, there is no assurance that available funds will be sufficient to achieve meaningful revenues or sustain profitability. We may require additional capital to reach a sustainable level of sales that can support ongoing operations through revenues. There is no assurance that any additional financing will be available, or if it is available, that it will be on terms acceptable to us.

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We require approximately $50,000 in minimum funding to carry out our proposed operations for one year. If we are unable to raise this amount, or if funds run short before financing is obtained, our sole officer and director has verbally indicated a willingness to advance funds to cover professional fees, including those related to this registration statement, as well as operating expenses. However, there is no formal commitment, agreement, or legal obligation for him to provide such advances or loans to the company. Beyond the first year, additional financing may be necessary. If revenues are insufficient, we estimate that at least $14,000 of additional funding will be required to meet ongoing SEC reporting obligations. At present, we have no arrangements for additional financing.

If we succeed in raising funds from this offering, we intend to proceed with activities to further our operations. However, investors should be aware that there can be no assurance we will raise enough capital to pursue our business plan as outlined in our plan of operations.

We have a limited customer base, and there can be no assurance that we will be able to obtain additional customers or generate recurring revenues.

As of March 31, 2026, we had entered into agreements with three customers and had recognized aggregate revenue of $22,675 since inception. We also received a $10,000 prepayment from a customer during the three months ended March 31, 2026, which was recorded as a customer advance and was not recognized as revenue during the period. Although we have expanded beyond our initial customer, our operating history remains limited, and there can be no assurance that our customer agreements will generate recurring revenues or that we will be able to obtain additional customers, retain existing customers, or sustain profitability. If we are unable to expand our customer base and generate sufficient revenues to support our operations, we may be forced to suspend or cease our business activities.

We rely heavily on one key individual, and the loss of this person could materially and adversely impact our business.

At present, we have no employees. Our sole officer and director is responsible for overseeing all aspects of our operations. The loss of this individual would likely have a serious negative impact on our company and could cause our business to fail. To date, our officer has not received compensation for his services, and it is unlikely that any compensation will be paid unless and until we generate meaningful revenues. There is strong competition for qualified personnel, and there can be no assurance that we will be able to attract and retain skilled individuals on terms favorable to us. The loss of our officer’s services could hinder the execution of our business plan. If such a loss were to occur, we cannot provide assurance that we would be able to secure adequate replacement personnel.

We do not have an employment agreement with our officer, nor do we maintain any key person life insurance.

We do not anticipate entering into such an agreement or obtaining key person insurance in the near future.

Because our sole officer and director will devote only limited time to our operations, our business activities may be inconsistent, which could lead to interruptions and negatively impact revenues, potentially causing us to cease operations.

Our sole officer and director has indicated that he will dedicate only limited time to our operations, approximately 30 hours per week. As a result, our operations may be carried out on a sporadic basis and at times convenient to him. In addition, our sole officer and director may occasionally perform independent freelance IT work on a project basis. As of the date of this prospectus, he is not employed by any other company and has no affiliation with any direct competitor of the Company. Nevertheless, such outside activities may create potential conflicts in the allocation of his time, attention and resources and may delay or adversely affect our operations. We have not developed a plan to address any conflicts of interest that may arise from his other business activities. If our officer is unable to fully perform his responsibilities, we could experience a lack of sales, reduced revenues, and ultimately the closure of our business.

Our sole officer and director has no prior experience managing a public company, which is necessary to establish and maintain proper disclosure controls and internal control over financial reporting.

We have never operated as a public company. Our sole officer and director lacks experience in managing a public reporting company, including establishing and maintaining disclosure controls and procedures and internal control over financial reporting. As a result, even if our business operations are successful, we may encounter difficulties operating as a public company. We intend to comply with all applicable rules and regulations required of a public reporting company with the Securities and Exchange Commission. However, if we are unable to operate effectively as a public company, your investment could be materially and adversely affected.

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We have limited experience in business operations, sales, and marketing within our industry.

We have only recently commenced operations. Although we have developed plans for marketing, there is no assurance that these efforts will succeed. There is also no certainty that our planned IT services, software development activities, and any future mobile application or game development activities will achieve broad acceptance in the target market or that we will be able to effectively promote our services. As a newly-formed start-up, we lack prior experience in this industry and rely entirely on the efforts of our sole officer and director to build a customer base. Prospective customers may be less likely to purchase our service than a competitor’s because we are a start-up company, have only recently started our operations, and have limited operating history.

We operate in a competitive market, which may limit our ability to gain market share and could negatively impact our financial performance.

Barriers to entry in the IT and software development industry are relatively low, which has led to a highly saturated and competitive market. We face competition from numerous established IT companies and independent developers that offer similar IT services. These competitors may already serve many of the clients we aim to target, and such clients may be reluctant to switch from well-known providers to a newer entrant. If we are unable to differentiate our services and capture sufficient market share, our business operations and financial results could be materially and adversely affected.

Some of our competitors may use their financial strength to dominate the market, which could reduce our ability to generate revenues.

Certain competitors may be significantly larger and better funded than we are. These companies may have the financial and operational resources to expand or strengthen their market position, which could limit our ability to generate sufficient revenues to cover operating expenses. Their greater resources may allow them to outspend us in key areas such as innovation, marketing, recruitment of talent, and customer acquisition and retention efforts. As a result, we may encounter difficulties in sustaining our competitive position within the industry.

Because we are small and have limited capital, our marketing efforts may be insufficient to attract enough customers to achieve or sustain profitability. If we fail to generate profits, we may be forced to suspend or cease operations.

As a small company with limited financial resources, we must restrict our marketing activities and may be unable to adequately promote our services to potential customers. With constrained marketing efforts, we may not succeed in attracting a sufficient number of customers to operate profitably. If we cannot achieve profitability, we may have to suspend or discontinue our operations.

Because all of our outstanding common stock is owned by our sole officer and director, minority stockholders may have little or no ability to influence company decisions, and conflicts of interest could arise in the future.

Since our sole officer and director currently holds all of our issued and outstanding common stock, he has complete control over the management and affairs of the company. As a result, other stockholders will have limited, if any, influence on matters requiring shareholder approval. This concentration of ownership could lead to potential conflicts of interest between our sole officer and director and future minority stockholders.

Because our business model and revenue strategy remain limited and developing, there is no assurance that we will be able to sustain profitability, and we may be forced to suspend or cease operations.

We have only recently commenced operations and currently offer a limited range of IT and software development services. Although we have generated limited revenues to date, our business model and revenue strategy remain in an early stage and may evolve depending on the specific services we ultimately decide to offer and the needs of our customers. In addition, our sole officer and director, Mr. Rovcanin, occasionally performs freelance IT work on a project basis. As of the date of this prospectus, he is not employed by any other company and has no affiliation with any direct competitor of the Company. Although these freelance activities are conducted on a project basis, they may limit the amount of time and attention he is able to dedicate to our business, which could adversely impact the execution of our business plan.

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Our executive officer does not reside in the United States. The U.S. stockholders would face difficulty in effecting service of process against our officer.

Our executive officer does not reside in the United States. The U.S. stockholders would face difficulty in:

a.	effecting service of process within the United States on our officer;
b.	enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officer;
c.	enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officer; and
d.	bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our officer.

Our Chief Executive Officer, Mr. Nikola Rovcanin, is a resident of Podgorica, Montenegro. Our principal executive offices are located at Kraljice Jakvinte 6, Podgorica, Montenegro 81102.

As of the date of this prospectus, substantially all of our assets consist of cash and intangible assets. Our cash is held in a U.S. dollar-denominated account maintained with a U.S.-based financial institution in the United States. Our intangible assets primarily consist of our company website and related intellectual property, which are maintained outside the United States.

We do not currently maintain any material tangible assets in the United States or elsewhere.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

a.	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
b.	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
c.

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

d.

submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1.235 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We may continue to be subject to reduced reporting requirements as a smaller reporting company even if we no longer qualify as an emerging growth company.

As long as we qualify as an Emerging Growth Company (EGC), we are permitted to take advantage of certain exemptions from various reporting requirements that apply to other public companies that are not EGCs. However, even if we no longer qualify as an EGC, we may continue to be considered a "smaller reporting company" as defined by the SEC. As a smaller reporting company, we will be subject to reduced reporting requirements so long as we maintain this status, including, but not limited to:

a.	reduced financial statement and executive compensation disclosure in our SEC filings;
b.	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting; and
c.	simplified disclosure obligations regarding our executive compensation arrangements.

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These reduced reporting requirements may make our common stock less attractive to investors and could make it more difficult for us to raise additional capital as and when needed. Investors may find our common stock less attractive if we rely on these reduced reporting requirements, which could result in a less active trading market for our common stock and greater stock price volatility.

If we fail to establish and maintain an effective system of internal control or disclosure controls and procedures are not effective, we may not be able to report our financial results accurately and timely or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires us to evaluate and report on our internal controls over financial reporting and, depending on our future growth, may require our independent registered public accounting firm to annually attest to our evaluation, as well as issue its own opinion on our internal controls over financial reporting. The process of implementing and maintaining proper internal controls and complying with Section 404 is expensive and time consuming. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need may become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls or difficulties encountered in their implementation could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price.

RISKS ASSOCIATED WITH THIS OFFERING

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed for admission to quotation of our securities on the OTC Markets Group's platforms after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Markets Group's platforms or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because the offering price has been arbitrarily set by the company, you may not realize a return on your investment upon resale of your shares.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on June 20, 2025, and has only a limited operating history and limited revenues, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $200,000 from this offering, we may have to seek alternative financing to implement our business plan.

The company's investors may suffer future dilution due to issuances of shares for various considerations in the future.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, par value $0.001 per share, of which 2,384,000 shares are currently issued and outstanding. If we sell the 5,000,000 shares being offered in this offering, we would have 7,384,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholders acquired their shares at a cost of $0.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.04 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be less than what you paid for them.

Our president, Mr. Rovcanin does not have any prior experience offering and selling securities, and our offering does not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to sustain our business and investors may lose their entire investment.

Mr. Rovcanin does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best-effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

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We will incur ongoing costs and expenses for SEC reporting and compliance. Without sufficient revenue, we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $11,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Nikola Rovcanin, our sole officer and director, who has verbally indicated to loan the company funds to complete the registration process. Mr. Rovcanin’s verbal agreement to provide us loans for registration costs is non-binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $14,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Markets Group's platforms.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Our reporting obligations under Section 15(d) of the  Securities Exchange Act of 1934, as amended, may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

We will not register our common stock under Section 12(g) of the Securities Exchange Act of 1934. Therefore, we will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registrants and our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we would only be required to file an annual report for the twelve months after this prospectus is declared effective by the SEC. Accordingly, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. If our obligation to file reports under Section 15(d) is suspended it may decrease our common stock’s liquidity, if any, affecting your ability to resell our common stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.04. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $200,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
Gross proceeds	$50,000	$100,000	$150,000	$200,000
Offering expenses	11,000	11,000	11,000	11,000
Net proceeds	39,000	89,000	139,000	189,000
SEC Reporting Obligations	14,000	14,000	14,000	14,000
Office setup and infrastructure	4,000	5,000	6,000	6,000
IT development	2,000	6,000	10,000	10,000
Freelancer and Contractor Hiring	15,000	45,000	80,000	115,000
Marketing and user acquisition	4,000	19,000	29,000	44,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $11,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Nikola Rovcanin, our president and director, has verbally indicated to loan the Company funds to complete the registration process. Mr. Rovcanin’s verbal agreement to provide us loans for registration costs is non-binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Markets Group's platforms when and if our common stock becomes eligible for trading on the OTC Markets Group's platforms. Mr. Rovcanin will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Rovcanin. Mr. Rovcanin will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of March 31, 2026 was $2,722 or approximately $0.0011 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of March 31, 2026.

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The following table sets forth as of March 31, 2026, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.04 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	$0.04	$0.04	$0.04	$0.04
Post offering net tangible book value	41,722	91,722	141,722	191,722
Post offering net tangible book value per share	0.0115	0.0188	0.0231	0.0260
Pre-offering net tangible book value per share	0.0011	0.0011	0.0011	0.0011
Increase (Decrease) in net tangible book value per share after offering	0.0104	0.0177	0.0220	0.0249
Dilution per share	0.0285	0.0212	0.0169	0.0140
% dilution	71.25%	53.00%	42.25%	35.00%
Capital contribution by purchasers of shares	50,000	100,000	150,000	200,000
Capital Contribution by existing stockholders	2,384	2,384	2,384	2,384
Percentage capital contributions by purchasers of shares	95.45%	97.67%	98.44%	98.82%
Percentage capital contributions by existing stockholders	4.55%	2.33%	1.56%	1.18%
Gross offering proceeds	50,000	100,000	150,000	200,000
Anticipated net offering proceeds	39,000	89,000	139,000	189,000
Number of shares after offering held by public investors	1,250,000	2,500,000	3,750,000	5,000,000
Total shares issued and outstanding	3,634,000	4,884,000	6,134,000	7,384,000
Purchasers of shares percentage of ownership after offering	34.40%	51.19%	61.13%	67.71%
Existing stockholders percentage of ownership after offering	65.60%	48.81%	38.87%	32.29%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

a.	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
b.	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
c.

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

d.	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
e.	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

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We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1.235 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance is $11,668 as of March 31, 2026.  We believe our cash balance is not sufficient to fund our planned operations for the next twelve months without additional financing or offering proceeds.  We have been utilizing and may utilize funds from Nikola Rovcanin, our Chairman and President, who has verbally indicated that he may, at his discretion, provide additional funding to allow us to pay for offering costs, filing fees, and professional fees. Such potential funding, if provided, would not exceed $30,000 during the twelve-month period following March 31, 2026. If the offering proceeds and any discretionary financial support from Mr. Rovcanin are insufficient to fund our operations over the next 12 months, we may reduce or defer planned expenditures, seek additional financing through equity and/or debt financings or other sources, or suspend operations. Beyond the next 12 months, if we are unable to generate revenues or obtain additional financing, we may be required to significantly curtail or cease our operations.

As of March 31, 2026, Mr. Rovcanin had advanced to us $384, which was subsequently settled through the issuance of 384,000 shares of our common stock at $0.001 per share. Mr. Rovcanin, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $50,000 of funding from this offering. Being a development stage company, we have very limited operating history, and we do not currently have any arrangements for additional financing. Our principal executive office is located at Kraljice Jakvinte 6, Podgorica, Montenegro 81102. Our phone number is (307) 655-6040.

We are a development stage company. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on the exact amount of funding needed for our long-term financing. If we do not generate sufficient revenue, we may need a minimum of $14,000 of additional funding at the end of the twelve-month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital to pay our bills.  Although we have begun generating limited revenues, there can be no assurance that we will generate sufficient revenues to fund our operations or sustain profitability. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find new customers we may quickly use up the proceeds from this offering and will need to find alternative sources. If we experience a shortage of funds prior to funding from this offering, we may utilize funds from Nikola Rovcanin, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operating expenses. However, Mr. Rovcanin has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $200,000 from this offering, we may need more funds for ongoing business operations after the first year, and would have to obtain additional funding.

PLAN OF OPERATION

Overview

We are a development stage company focused in providing IT services. We were incorporated in the State of Wyoming on June 20, 2025. Since incorporation, our activities have primarily involved organizational matters, strategic planning, and the preparation of this registration statement. During the six months ended March 31, 2026, we recognized aggregate revenue of $22,675 in accordance with ASC 606, consisting of $8,000 from our IT Services Agreement with our first customer and $14,675 from our Software Development Agreement with another customer. Cost of services for the period was $8,675, resulting in gross profit of $14,000. We remain dependent on the proceeds from this offering to fund and expand our operations. We do not anticipate purchasing or selling any major plant or equipment, nor do we expect significant changes in our number of employees.

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Objectives for the Next 12 Months

Following the commencement of this offering and during the twelve months thereafter, we intend to pursue the following objectives, consistent with the estimated allocation of proceeds presented in the table above:

1.	Office and Infrastructure (1st-2nd months)

$4,000 - $6,000

Acquire essential equipment, including computers, mobile testing devices, and networking infrastructure.

Cover administrative and operational expenses related to maintaining the office.

2.	SEC Reporting Obligations (1st-12th months)

$14,000

Prepare and file periodic reports with the SEC, including Forms 10-K, 10-Q.

Maintain proper disclosure controls, internal recordkeeping, and compliance with SEC requirements.

Cover filing expenses and costs related to EDGAR/XBRL submissions and related services.

3.	Concept Development & Prototyping (2nd-12th months)

$2,000 - $10,000

Concept creation, design, and prototyping of at least two mobile game titles.

Purchase of software licenses and development tools (e.g., Unity, graphic design software, audio editing tools).

Acquisition of visual, sound, and animation assets from freelancers and third-party providers.

Programming and testing of gameplay mechanics.

4.	Freelancer and Contractor Hiring (2nd-12th months)

$15,000 - $115,000

Engage freelance developers, graphic designers, and sound specialists to support internal development.

Outsource specialized tasks such as animations, character design, or sound effects, as needed.

Manage projects through remote collaboration tools.

5.	Marketing and User Acquisition (4th-12th months)

$4,000 - $44,000

Build brand awareness for the company.

Conduct targeted marketing campaigns via social media, influencer partnerships, and digital advertising.

Allocate funds for user acquisition campaigns to drive initial downloads and player engagement.

Additional Financing

If we are unable to raise the full amount through this offering, our operations may be delayed or scaled back. We may require additional financing to fully implement our business plan. Even if we raise $200,000 from this offering, such funds would cover approximately one year of operations. Beyond that period, we may require additional capital to pursue our growth strategy and continue business expansion. If additional financing is not available, we may be forced to suspend or curtail operations, or even cease business entirely.

Overview of estimated Expenses for the Next Twelve-Month Period

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
Gross proceeds	$50,000	$100,000	$150,000	$200,000
Offering expenses	11,000	11,000	11,000	11,000
Net proceeds	39,000	89,000	139,000	189,000
SEC Reporting Obligations	14,000	14,000	14,000	14,000
Office setup and infrastructure	4,000	5,000	6,000	6,000
Concept & Prototyping	2,000	6,000	10,000	10,000
Freelancer and Contractor Hiring	15,000	45,000	80,000	115,000
Marketing and user acquisition	4,000	19,000	29,000	44,000

Off-balance sheet arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Limited operating history

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage of operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

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Need for additional capital

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder. The proceeds from this offering are intended to directly support our business plan, including office setup and infrastructure, SEC reporting obligations, concept development and prototyping of mobile games, hiring of freelancers and contractors, and marketing and user acquisition initiatives.

Results of operations

From Inception on June 20, 2025 to September 30, 2025

During the period, we incorporated the company, prepared a business plan, received equity funding from our sole officer and director, and engaged in market research. Our net loss since inception is $593.

In addition, the Company received an advance payment of $8,000 under the IT services agreement during the period ended September 30, 2025 and initially recorded it as unearned revenue.

Six Months Ended March 31, 2026

During the six months ended March 31, 2026, the Company recognized aggregate revenue of $22,675 in accordance with ASC 606, consisting of $8,000 from its IT Services Agreement with its first customer and $14,675 from its Software Development Agreement with another customer. Cost of services for the period was $8,675, resulting in gross profit of $14,000.

Operating expenses for the period were $10,269, primarily consisting of professional fees, filing expenses, bank charges, amortization expense, and depreciation expense. As a result, the Company recorded net income of $3,731 for the six-month period.

Material Terms of the IT Services Agreement

In August 20, 2025 we entered into an IT services agreement (the “Service Agreement no. 25-20-08”). The material terms of the IT Services Agreement include:

•

Scope of services: The agreement provides for the delivery of IT services, including office network setup and configuration, server setup and administration, and IT consulting and technical support, to be performed on a non-exclusive, independent contractor basis.

•	Term and delivery: The agreement commenced on August 20, 2025 and continued through October 20, 2025, unless terminated earlier in accordance with its terms.

•	Fees and payment terms: The total contract fee is $8,000, which was paid to us in advance.

•

Intellectual property and confidentiality: Any deliverables created by the Company under the agreement are the property of the client, and the Company is subject to confidentiality obligations with respect to the client’s information.

•	Termination: Either party may terminate the agreement upon 14 days’ written notice, and the Company is required to refund any unused portion of the prepayment, if applicable.

Material Terms of the Software Development Agreement no. 30-01-2026

On January 30, 2026, we entered into a Software Development Agreement with a customer. Under the agreement, we agreed to design, develop, test, and deliver a hyper-casual mobile game for Android and iOS devices for a total fixed fee of $30,000, payable in three stage fees of $10,000, $14,000, and $6,000. The agreement provides that all services and deliverables constitute a single, combined performance obligation, and that the stages are for project management, billing, and progress tracking purposes only. During the three months ended March 31, 2026, we received $10,000 under this agreement. As the related final deliverables had not been completed as of March 31, 2026, the amount was recorded as unearned revenue within current liabilities, and no revenue was recognized under this agreement during the period. The agreement also includes provisions relating to confidentiality, intellectual property ownership, representations and warranties, limitation of liability, termination rights, and governing law.

Material Terms of the Software Development Agreement no. 10-02-2026

On February 10, 2026, we entered into a Software Development Agreement with a customer. Under the agreement, we agreed to provide software development services for a fixed fee of $14,675. The fee was payable 100% in advance within 14 business days after the effective date. During the six months ended March 31, 2026, we completed the related performance obligations and recognized $14,675 of revenue. We incurred cost of services of $8,675 related to this agreement, resulting in gross profit of $6,000. The agreement also includes provisions relating to confidentiality, intellectual property ownership, representations and warranties, limitation of liability, termination rights, and governing law.

LIQUIDITY AND CAPITAL RESOURCES

As of  March 31, 2026, the Company had $11,668 cash. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $50,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 2,384,000 shares of common stock to our sole officer and director, at a price of $0.001 per share, for net proceeds of $2,384.

We estimate our total registration costs for this offering to be approximately $11,000. We are attempting to raise funds to proceed with our plan of operations. If offering proceeds are less than our registration costs and/or if we experience a shortage of funds, our sole officer and director, Nikola Rovcanin, has verbally indicated, at his discretion, to advance funds to the Company in an aggregate amount of up to $30,000 during the twelve-month period following March 31, 2026 to be used for operating expenses and for professional fees, including accounting and legal fees, as well as SEC reporting and compliance costs. There is no written agreement and Mr. Rovcanin has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. Even if provided in full, these potential advances would not be sufficient by themselves to fund our planned operations for the next twelve months.

Short-Term Liquidity (Next 12 Months).

We believe that the net proceeds from this offering, together with existing cash and potential advances from Mr. Rovcanin as described above, will be necessary to fund our planned operations for the next twelve months. If we are unable to raise sufficient proceeds in this offering and do not receive sufficient financial support from Mr. Rovcanin, we may be required to significantly reduce planned expenditures, defer or curtail development and marketing activities, delay the hiring of contractors, and/or suspend operations. We may also seek additional financing through equity or debt financings; however, there can be no assurance that such financing will be available on acceptable terms, or at all.

Long-Term Liquidity (Beyond 12 Months).

Beyond the next twelve months, we expect to require additional capital to expand operations and to continue to meet ongoing SEC reporting obligations. Our long-term funding strategy is to finance operations through a combination of revenue generation, additional equity financings, debt financings, and/or strategic relationships. If we are unable to obtain additional financing or generate sufficient revenues, we may be forced to reduce our operations, delay our business plan, or cease operations.

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Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt whether we can continue as an ongoing business for the next twelve months unless we obtain additional capital. Although we have generated limited revenues and received customer advances, our revenues remain limited and non-recurring, and our current cash resources are not sufficient to fund our planned operations for the next twelve months without offering proceeds, additional customer revenues, or other financing. As of March 31, 2026, $10,000 of our current liabilities consisted of unearned revenue related to a customer prepayment for services not yet completed. We must raise additional cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs of becoming a publicly reporting company, depending on the amount raised. The Company anticipates that over the next 12 months the cost of being a reporting public company will be approximately $14,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. The additional corporate governance responsibilities placed on management could potentially reduce the time available for implementing the business plan and may slow down its operations.

Should the Company fail to raise a minimum of $50,000 under this offering the Company would be forced to scale back or abandon the implementation of its 12-month plan of operations.

DESCRIPTION OF BUSINESS

Company Overview

Unity Forge Inc was incorporated in the State of Wyoming on June 20, 2025. We are a development-stage company with the objective of providing IT services. To date, we have developed our business plan, raised an aggregate of $2,384 through a private placement of our common stock to our sole officer and director, launched our website at www.unity-forge.com. Our principal executive office is located at Kraljice Jakvinte 6, Podgorica, Montenegro 81102, and our telephone number is (307) 655-6040. Since our incorporation, we have completed organizational matters, prepared our business plan, and commenced initial operating activities.

On August 20, 2025, we entered into an IT services agreement with our first customer and, pursuant to that agreement, received an $8,000 prepayment. During the six months ended March 31, 2026, we recognized aggregate revenue of $22,675 in accordance with ASC 606, consisting of $8,000 from our first customer and $14,675 from another customer. We also incurred cost of services of $8,675 related to the $14,675 Software Development Agreement, resulting in gross profit of $6,000 from that agreement. During the same period, we received a $10,000 prepayment under a separate Software Development Agreement, which was recorded as a customer advance and was not recognized as revenue during the period.

At formation, our sole officer and director subscribed for 2,384,000 shares of common stock for aggregate proceeds of $2,384, which provided our initial capitalization. For the period from June 20, 2025 (inception) to March 31, 2026, our financial statements reflect retained earnings of $3,138. Our independent registered public accounting firm has issued an audit report that includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern.

We intend to utilize the net proceeds from this offering as our principal source of funding to expand our operations. Based on our current plan of operations, we estimate that a minimum of $50,000 will be required during the twelve months following this offering. If we are unable to generate revenues during this period, we anticipate that approximately $14,000 of additional financing will be necessary to satisfy our reporting obligations with the Securities and Exchange Commission and to maintain our good standing in the State of Wyoming. In the event that less than 1,250,000 shares of common stock are sold, we may not have sufficient resources to maintain reporting compliance with the SEC without obtaining additional financing.

Our intended use of funds includes providing diverse IT services, marketing and user acquisition activities, professional and administrative expenses, and other costs associated with the establishment of our operations. If we are unable to raise sufficient capital, our ability to implement our business plan and to continue operations may be materially and adversely affected. Any additional capital that may be required could be sought through equity or debt financing; however, there can be no assurance that such financing will be available on favorable terms, if at all.

We are not a “blank check” company as defined in Rule 419(a)(2) of Regulation C under the Securities Act of 1933, as amended. We have a specific business plan and purpose, and neither we, our officers and directors, nor any affiliates have engaged in discussions or negotiations with any third parties regarding a potential merger, acquisition, or similar transaction. Furthermore, we do not intend to utilize the company, once it becomes a reporting company, as a vehicle for a private entity to become publicly traded.

Our Business

We are a development-stage company engaged in providing diverse IT services. While our primary focus is on delivering a broad range of IT solutions, our long-term plans also include the development of interactive entertainment products for mobile users. These titles are intended to be distributed through leading digital platforms, including the Google Play Store and Apple App Store.

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Since inception, our activities have consisted of organizational planning, market analysis, and the preparation of our registration statement. To date, we have developed our business plan, raised an aggregate of $2,384 through a private placement of our common stock to our sole officer and director. On August 20, 2025, we entered into an IT Services Agreement with our first customer and, pursuant to that agreement, received an $8,000 prepayment. During the six months ended March 31, 2026, we recognized aggregate revenue of $22,675 in accordance with ASC 606, consisting of $8,000 from our first customer and $14,675 from another customer. We also incurred cost of services of $8,675 related to the $14,675 Software Development Agreement, resulting in gross profit of $6,000 from that agreement. During the same period, we received a $10,000 prepayment under a separate Software Development Agreement, which was recorded as a customer advance and was not recognized as revenue during the period.

We are in the early stages of building the infrastructure necessary to expand our IT services and initiate mobile application development, which includes securing software licenses, establishing collaborations with freelance developers and designers, and designing the foundation for our first game prototypes.

Our business model is centered on generating revenue from providing diverse IT services, including software development, digital solutions, and related support. In addition, we plan to expand into mobile game development, with potential revenue streams from in-app purchases, advertising, and subscription features. By combining innovative IT services with scalable digital products, we aim to establish a sustainable source of recurring revenue.

We intend to position ourselves within the IT services sector as well as the mobile gaming market by emphasizing service quality, innovative design, and an understanding of user needs. Our strategy is to focus on smaller, well-defined projects in the initial stages and expand our portfolio of services and titles as resources allow. We believe this approach provides flexibility, reduces risk, and enables us to respond effectively to evolving trends in both the IT services and mobile gaming industries.

Planned Services:

1. IT Services and Software Development

Design and development of custom software solutions.

Implementation of digital tools and cloud-based applications.

Technical support, integration, and maintenance services.

2. Consulting and Digital Solutions

IT strategy development and advisory.

System architecture design and process optimization.

Digital transformation and automation support.

3. Web Development

Design and development of corporate and e-commerce websites.

UI/UX design and optimization for user experience.

Ongoing support, updates, and maintenance.

4. Mobile Game Development (Future Direction)

Concept creation and prototyping of mobile games.

Gameplay design, programming, and testing.

Distribution through platforms such as Google Play and Apple App Store.

As a newly established company, we have limited operating history and remain in the process of proving our business model. There can be no assurance that our games will achieve commercial success, that we will attract a significant player base, or that we will generate sufficient revenue to sustain operations.

Industry Background

In the United States, IT services are primarily included within the NAICS 54 Professional, Scientific, and Technical Services sector. According to the U.S. Census Bureau’s Quarterly Services Survey for Q2 2025, “U.S. professional, scientific, and technical services revenue… was $765.5 billion,” representing a 5.2% year-over-year increase (seasonally adjusted, current dollars). This steady expansion highlights the importance of IT-enabled solutions in supporting business operations, technology integration, and digital transformation across industries.

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Globally, demand for IT and digital services is supported by long-term structural trends in the digital economy and international trade. The OECD, in its Digital Economy Outlook 2024, reports that the information and communications technology sector “grew about three times faster than the total economy” across member countries between 2013 and 2023, with an average growth rate of 7.6% in 2023. In addition, UNCTAD, in its 2024 trade report, noted that global trade reached a record $33 trillion, with services contributing approximately $8 trillion of that total.

These indicators suggest that IT services operate within a resilient and expanding market environment. However, the industry also remains highly competitive, with numerous established providers and new entrants. Success in this environment is likely to depend on the ability to differentiate offerings, demonstrate technical expertise, and capture customer trust in a crowded marketplace.

Our Products and Services

We currently offer a limited range of IT services, reflecting our early stage of operations. Our service offerings are in the process of development and expansion. At the same time, the IT services industry is highly competitive, with numerous established companies and new entrants. To succeed in this environment, we will need to differentiate our offerings and build a sustainable client base. Our objective is to deliver innovative, accessible, and scalable IT products and services that address the needs of a broad range of clients worldwide.

As of the date of this filing, we had generated aggregate revenue of $22,675. Our current efforts are focused on organizational planning, establishing our service offerings, and preparing for the delivery of IT projects. These activities are intended to position us within the IT services market and build the foundation for sustainable growth over time.

Our business model is based on widely adopted strategies in the IT services industry, which may include:

Project-Based Services: Providing tailored software development and IT solutions on a contractual basis.

Subscription and Support Services: Offering recurring access to digital tools, cloud solutions, or technical support under subscription models.

Consulting and Advisory Services: Delivering expertise in system design, implementation, and optimization for business clients.

In addition to our IT services, we plan to expand into mobile game development and publishing. Future revenue opportunities may include:

In-App Purchases: Players purchasing virtual items, premium content, or gameplay enhancements.

Advertising: Integration of in-game advertising, including rewarded ads, banners, and interstitial ads.

Subscription Features: Subscription options providing recurring access to exclusive content or features.

Our strategy is to begin with small to medium scale IT projects in order to manage costs and mitigate risks, while establishing the operational experience required for growth. Over time, we intend to increase the scale and complexity of both our IT services and game development activities, with the objective of improving customer engagement and generating recurring revenues.

Marketing and Distribution

Our IT services will primarily be marketed through digital channels, direct client outreach, and strategic partnerships. We intend to leverage online platforms, professional networks, and industry events to build awareness of our brand and attract clients. Given our limited resources as a development-stage company, our marketing efforts may be more modest compared to larger competitors, which could present challenges in client acquisition and retention.

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Our marketing and distribution activities are expected to include:

Digital Advertising - Paid campaigns on platforms such as Google Ads, LinkedIn, and industry-specific portals.

Partnerships & PR - Collaborations with business partners, industry media coverage, and press releases.

Direct Outreach - Engaging potential clients through email campaigns, webinars, and networking events.

Community & Professional Engagement - Building relationships via online professional communities, forums, and social platforms.

In addition to our IT services, we plan to expand into mobile game development and distribution. Our future games are expected to be distributed primarily through the Google Play Store and Apple App Store, supported by marketing activities such as app store optimization, influencer promotion, and community engagement.

Competition

The IT services industry is highly competitive, with numerous established companies and independent developers offering a wide range of solutions. Many of these competitors have greater financial resources, established client relationships, and recognized brands, which may limit our ability to attract and retain customers. As a development-stage company with limited resources, we may face significant challenges in gaining market share. There is no assurance that we will be able to compete effectively or achieve profitability.

In addition, should we expand into mobile game development and publishing, we will also face competition from both established publishers and independent developers in the gaming industry. Many of these companies have larger development teams, more extensive marketing budgets, and existing user bases, which may present additional challenges to our ability to achieve success in this market.

Insurance

We currently do not have insurance and have no plans to obtain it in the future. Without insurance, if we become involved in a product liability lawsuit, we may lack the necessary funds to defend ourselves. In such a scenario, a judgment against us could potentially force us to halt our operations.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees. Nikola Rovcanin, our sole officer and director, is a non-employee officer and director of the Company. We intend to hire employees on an as needed basis.

Office

Our business office is located at Kraljice Jakvinte 6, Podgorica, Montenegro 81102. This is the office provided by our President and Director, Nikola Rovcanin. We do not pay any rent to Mr. Rovcanin and there is no agreement to pay any rent in the future. Our telephone number is (307) 655-6040.

Government Regulation

We will be required to comply with all regulations, rules, and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Nikola Rovcanin Kraljice Jakvinte 6, Podgorica, Montenegro 81102	41	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Nikola Rovcanin has served as our President, Treasurer, Secretary, and sole Director since our incorporation on June 20, 2025. Mr. Rovcanin owns 100% of the outstanding shares of our common stock. Accordingly, he was designated to serve as our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary, and sole member of our board of directors.

Mr. Rovcanin has completed professional and academic training in the field of information technology. In 2014, he earned certification as an Authorized ECDL Examiner through ECDL-Montenegro. In 2019, he completed Specialist Studies in Applied Computing at the Faculty of Electrical Engineering, University of Montenegro, in Podgorica, and was awarded the title Diploma Engineer of Applied Computing.

For the past five years, Mr. Rovcanin has worked as a freelance IT developer, providing software development and technology solutions to clients across various industries while maintaining his independent practice.

The company believes that Mr. Rovcanin is well qualified to serve as a director due to his extensive background in IT development, his ability to manage projects independently, and his experience working with a diverse range of clients and businesses. His technical expertise, entrepreneurial experience, and formal academic training in applied computing are expected to contribute significantly to the company’s strategic direction and oversight of its operations.

During the past ten years, Mr. Rovcanin has not been the subject to any of the following events:

1. Any bankruptcy petition filed by or against any business of which Mr. Rovcanin was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Rovcanin’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

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6. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

1.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

a. Any Federal or State securities or commodities law or regulation; or

b. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

c. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed from office. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, Nikola Rovcanin, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on June 20, 2025 until March 31, 2026:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Nikola Rovcanin, President, Secretary and Treasurer	June 20, 2025 (Inception) to March 31, 2026	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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There are no current employment agreements between the Company and its Officer.

Mr. Rovcanin currently devotes approximately thirty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation for the period from inception (June 20, 2025) to March 31, 2026:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	Other Compensation ($)	Total ($)
Nikola Rovcanin	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Nikola Rovcanin will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

Other than Mr. Rovcanin’s purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Mr. Rovcanin, directly or indirectly, from the Company.

On September 10, 2025, we issued a total of 2,384,000 shares of restricted common stock to Nikola Rovcanin, our sole officer and director, in consideration of $2,000 in cash and the cancellation of an outstanding advance of $384. As a result, no related party advances remained outstanding as of March 31, 2026.

Mr. Rovcanin has no formal commitment, arrangement, or legal obligation to advance or loan funds to the Company in the future. However, he has verbally indicated a willingness to provide us office space free of charge and, if necessary, to advance funds to cover professional fees associated with this registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially (1) May 7, 2026 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Common Stock	Nikola Rovcanin Kraljice Jakvinte 6, Podgorica, Montenegro 81102	2,384,000 shares of common stock (direct)	100

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(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of May 7, 2026, there were 2,384,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 2,384,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTC Markets Group's platforms a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market maker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

We are registering 5,000,000 shares of our common stock for sale at the price of $0.04 per share.

This is a self-underwritten offering, and Mr. Rovcanin, our sole officer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to him for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr. Rovcanin will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1.	Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.

Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	Our sole officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

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4.

Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our sole officer and director must restrict his participation to any one or more of the following activities:

a.

preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser; provided, however, that the content of such communication is approved by our sole officer and director;

b.

responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

c.	performing ministerial and clerical work involved in effecting any transaction.

Our sole officer and director does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $8,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

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Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

a.	execute and deliver a subscription agreement; and

b.	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Unity Forge Inc” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share. As of May 7, 2026, there were 2,384,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Nikola Rovcanin owns all 2,384,000 shares of our common stock currently issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

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OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Unity Forge Inc or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

LAO PROFESSIONALS, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. LAO PROFESSIONALS has presented its report with respect to our audited financial statements.

LEGAL MATTERS

Law Offices of Carl P. Ranno has opined on the validity of the shares of common stock being offered hereby.

29

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

 FINANCIAL STATEMENTS

Our fiscal year end is September 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by LAO PROFESSIONALS.

Our financial statements from inception (June 20, 2025) to September 30, 2025, immediately follow:

30

UNITY FORGE INC

INDEX TO FINANCIAL STATEMENTS

Our audited financial statements for the period ended September 30, 2025 are included herewith.

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Unity Forge Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Unity Forge Inc. (the "Company") as of September 30, 2025, the related statements of operations, changes in shareholders' equity and cash flows, for the period June 20, 2025 (Inception) through September 30, 2025, and the related notes (collectively referred to as the "financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2025, and the results of its operations and its cash flows for the period June 20, 2025 (inception) through September 30, 2025, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern as disclosed in Note 2 to the financial statement, the Company has continuously incurred a net loss of $(593). The continuation of the Company as a going concern, is dependent upon improving the profitability and the continuing financial support from its stockholders

These factors raise substantial doubt about the Company ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

/s/ Lateef Awojobi

LAO Professionals.

(PCAOB ID 7057)

We have served as the Company's auditor since 2025.

October 30th, 2025.

Lagos Nigeria

F-2

UNITY FORGE INC

BALANCE SHEET

As of September 30, 2025 (Audited)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$9,791
TOTAL CURRENT ASSETS	$9,791

TOTAL ASSETS	$9,791

LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Unearned Revenue	$8,000
TOTAL CURRENT LIABILITIES	$8,000

TOTAL LIABILITIES	$8,000

STOCKHOLDERS' EQUITY
Common Stock, $0.001 par value, 100,000,000 shares authorized; 2,384,000 shares issued and outstanding	$2,384
Retained Earnings (Accumulated Deficit)	$(593)
TOTAL STOCKHOLDERS' EQUITY	$1,791

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$9,791

The accompanying notes are an integral part of these audited financial statements.

F-3

UNITY FORGE INC

STATEMENT OF OPERATIONS

For the period from Inception (June 20, 2025) to September 30, 2025 (Audited)
REVENUE	-

EXPENSES
Operating Expenses
Bank charges	$49
Legal and professional fees	$434
Software Subscriptions	$110
Total Operating Expenses	$593
TOTAL EXPENSES	$593

Income (Loss) before Taxes	$(593)
Provision for income taxes	-
Net Income (Loss)	$(593)

Income (Loss) per common share, basic and diluted	$(0.00)

Weighted average number of common shares outstanding, basic and diluted	485,126

The accompanying notes are an integral part of these audited financial statements.

F-4

UNITY FORGE INC

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)

	Common stock		Additional Paid-In-	Accumulated earnings
	Shares	Amount	Capital	(deficit)	Total
Balance at June 20, 2025 (Inception)	-	-	-	-	-
Shares issued	2,384,000	$2,384	-	-	$2,384
Net income (loss)	-	-	-	$(593)	$(593)
Balances as of September 30, 2025	2,384,000	$2,384	-	$(593)	$1,791

The accompanying notes are an integral part of these audited financial statements.

F-5

UNITY FORGE INC

STATEMENT OF CASH FLOWS

For the period from Inception (June 20, 2025) to September 30, 2025 (Audited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(593)
Deferred Revenue	$8,000
Net cash provided by operating activities	$7,407

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	$2,384
Net cash provided by financing activities	$2,384

Net cash increase for period	$9,791
Cash at beginning of period	-
Cash at end of period	$9,791

The accompanying notes are an integral part of these audited financial statements.

F-6

UNITY FORGE INC

NOTES TO THE AUDITED FINANCIAL

STATEMENTS FOR THE PERIOD ENDED

SEPTEMBER 30, 2025

NOTE 1 - ORGANIZATION AND BUSINESS

Unity Forge Inc (the “Company”) was incorporated under the laws of the State of Wyoming on June 20, 2025. The Company is a startup entity primarily focused on providing IT services and has commenced limited revenue-generating activities.

In addition, Unity Forge Inc intends to expand its business operations into the game development industry, including the design, development, and launch of mobile games. The Company’s objective is to deliver effective, technology-driven, and user-friendly IT solutions to its customers, thereby supporting their growth and long-term development.

NOTE 2 - GOING CONCERN

The Company’s financial statements as of September 30, 2025 have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) on a going concern basis, which assumes the realization of assets and the settlement of liabilities in the normal course of business.

Management’s plans to obtain financing include raising capital through the Company’s best efforts offering and seeking additional financing through equity and/or debt financings or other sources. In addition, the Company’s sole officer and director has verbally indicated that he may, at his discretion, provide additional funding to the Company of up to $30,000 primarily to assist with offering-related costs, filing fees, and professional fees during the twelve-month period following December 31, 2025. If the offering proceeds and any discretionary financial support from Mr. Rovcanin are insufficient to fund our operations over the next 12 months, we may reduce or defer planned expenditures, seek additional financing through equity and/or debt financings or other sources, or suspend operations. Beyond the next 12 months, if we are unable to generate revenues or obtain additional financing, we may be required to significantly curtail or cease our operations. There is no written agreement and he is not legally obligated to provide such funding. Because this is a best efforts offering and there are no binding commitments for additional financing, there can be no assurance that sufficient funds will be obtained. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has incurred an accumulated deficit from inception (June 20, 2025) to September 30, 2025 of $593 and had cash of $9,791 as of September 30, 2025. The Company’s current cash balance is not sufficient to fund its operations without additional financing. Management anticipates that additional funding will be required to meet ongoing obligations and support future development activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

New Accounting Pronouncements

Management of Unity Forge Inc continues to monitor and evaluate recently issued accounting pronouncements that are not yet effective. Management will adopt these standards as required and does not expect that recently issued standards will have a material impact on the Company’s financial statements.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and expenses, as well as disclosures of contingent assets and liabilities. Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. As of September 30, 2025, cash and cash equivalents consisted primarily of deposits held with financial institutions.

Rounding Policy

All amounts in these financial statements are presented in U.S. dollars and rounded to the nearest dollar, unless otherwise indicated.

F-7

Revenue Recognition

Revenue is recognized when control of promised services is transferred to customers, in an amount that reflects the consideration the Company expects to receive, in accordance with ASC 606, “Revenue from Contracts with Customers.”

Revenue is recognized when all of the following criteria are met: the performance obligations in the contract have been identified, the transaction price has been determined, the transaction price has been allocated to the performance obligations, and the revenue is recognized when, or as, those performance obligations are satisfied.

During the period ended September 30, 2025, the Company received an advance payment of $8,000 under the IT services agreement from a customer. As the related services had not yet been delivered as of the reporting date, the amount was recorded as Unearned Revenue within current liabilities on the balance sheet. No revenue was recognized for the period.

Income Taxes

The Company accounts for income taxes under the asset and liability method as prescribed by ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial reporting and tax bases of assets and liabilities, as well as for net operating losses and tax credit carryforwards. A valuation allowance is recorded when necessary to reduce deferred tax assets to the amount expected to be realized. As of September 30, 2025, Unity Forge Inc has not recorded a provision for income taxes as no taxable income was recognized under U.S. tax law.

Fair Value of Financial Instruments

The Company follows the guidance under ASC 820, “Fair Value Measurements,” and ASC 825, “Financial Instruments,” which require disclosures about the fair value of financial instruments. Fair value estimates presented in these financial statements are based upon market assumptions and information available to management as of September 30, 2025.

Earnings per Share

The Company follows ASC 260, “Earnings Per Share,” which governs the calculation, presentation, and disclosure of earnings (loss) per share. Basic earnings per common share is computed by dividing net income by the weighted average number of common shares outstanding during the reporting period. As the Company has no potentially dilutive securities, diluted earnings per share is the same as basic earnings per share.

NOTE 4 - RELATED PARTY TRANSACTIONS

During the period ended September 30, 2025, the Company’s sole officer and director paid expenses on behalf of the Company totaling $384, consisting of incorporation fees of $353 and bank account opening fees of $31. In settlement of this outstanding amount owed to the officer and director, the Company issued 384,000 shares of common stock.

NOTE 5 - SUBSEQUENT EVENTS

Unity Forge Inc evaluated subsequent events through the date these financial statements were available to be issued. Management concluded that no subsequent events requiring disclosure occurred after September 30, 2025.

F-8

INDEX TO UNAUDITED FINANCIAL STATEMENTS

Page
Balance Sheet - As of March 31, 2026 and September 30, 2025	F-10
Statement of Operations - For the Three and Six months ended March 31, 2026, and For the Three and Six months ended March 31, 2025	F-11

Statement of Changes in Stockholder’s Equity (Deficit) - For the Three months ended March 31, 2026, Three months ended December 31, 2025 and For the period from Inception (June 20, 2025) to September 30, 2025

F-12
Statement of Cash Flows - For the Six months ended March 31, 2026 and Six months ended March 31, 2025	F-13
Notes to the Unaudited Financial Statements - For the Three and Six Months Ended March 31, 2026	F-14

F-9

UNITY FORGE INC

BALANCE SHEET

	As of March 31, 2026 (Unaudited)	As of September 30, 2025 (Audited)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$11,668	$9,791
TOTALCURRENT ASSETS	$11,668	$9,791

NON-CURRENT ASSETS
Computer	$1,054	-
Website	$2,800	-
TOTAL NON-CURRENT ASSETS	$3,854	-

TOTAL ASSETS	$15,522	$9,791

LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Unearned Revenue	$10,000	$8,000
Accrued liabilities	-	-
TOTALCURRENT LIABILITIES	$10,000	$8,000

TOTALLIABILITIES	$10,000	$8,000

STOCKHOLDERS' EQUITY
Common Stock, $0.001 par value, 100,000,000 shares authorized; 2,384,000 shares issued and outstanding	$2,384	$2,384
Retained Earnings (Accumulated Deficit)	$3,138	$(593)
TOTAL STOCKHOLDERS' EQUITY	$5,522	$1,791

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$15,522	$9,791

The accompanying notes are an integral part of these unaudited financial statements.

F-10

UNITY FORGE INC

STATEMENT OF OPERATIONS

Unaudited

	Three months ended March 31, 2026	Three months ended March 31, 2025	Six months ended March 31, 2026	Six months ended March 31, 2025
Revenue	$14,675	-	$22,675	-
Cost of Services	$8,675	-	$8,675	-
Gross Profit	$6,000	-	$14,000	-

EXPENSES
Operating Expenses
Bank charges	$25	-	$30	-
Legal and professional fees	$1,825	-	$9,944	-
Software Subscriptions	-	-	-	-
Amortization expense - Website	$150	-	$200	-
Depreciation expense - Computer	$96	-	$96	-
Total Operating Expenses	$2,096	-	$10,269	-
TOTAL EXPENSES	$2,096	-	$10,269	-

Income (Loss) before provision for income taxes	$3,904	-	$3,731	-
Provision for income taxes	-	-	-	-
Net Income (Loss)	$3,904	-	$3,731	-

Income (Loss) per common share, basic and diluted	$0.00	-	$0.00	-

Weighted average number of common shares outstanding, basic and diluted	2,384,000	-	2,384,000	-

The accompanying notes are an integral part of these unaudited financial statements.

F-11

UNITY FORGE INC

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)

Unaudited

	Common stock		Additional Paid-In-	Accumulated earnings
	Shares	Amount	Capital	(deficit)	Total
Balance at June 20, 2025 (Inception)	-	-	-	-	-
Shares issued	2,384,000	$2,384	-	-	$2,384
Net income (loss)	-	-	-	$(593)	$(593)
Balances as of September 30, 2025	2,384,000	$2,384	-	$(593)	$1,791
Net income (loss)	-	-	-	$(173)	$(173)
Balances as of December 31, 2025	2,384,000	$2,384	-	$(766)	$1,618
Net income (loss)	-	-	-	$3,904	$3,904
Balances as of March 31, 2026	2,384,000	$2,384	-	$3,138	$5,522

The accompanying notes are an integral part of these unaudited financial statements.

F-12

UNITY FORGE INC

STATEMENT OF CASH FLOWS

Unaudited

	Six months ended March 31, 2026	Six months ended March 31, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$3,731	-
Amortization expense	$200	-
Depreciation expense	$96	-
Increase (decrease) in operating assets and liabilities:
Unearned Revenue	$2,000	-
Net cash provided by operating activities	$6,027	-

CASH FLOWS FROM INVESTING ACTIVITIES
Payment for website development	$3,000	-
Payment for Computer	$1,150	-
Net cash used in investing activities	$4,150	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	-	-
Net cash provided by financing activities	-	-

Net cash increase (decrease) for period	$1,877	-
Cash at beginning of period	$9,791	-
Cash at end of period	$11,668	-

The accompanying notes are an integral part of these unaudited financial statements.

F-13

UNITY FORGE INC

NOTES TO THE UNAUDITED FINANCIAL

STATEMENTS FOR THE PERIOD ENDED

MARCH 31, 2026

NOTE 1 - ORGANIZATION AND BUSINESS

Unity Forge Inc (the “Company”) was incorporated under the laws of the State of Wyoming on June 20, 2025. The Company is a startup entity primarily focused on providing IT services and has commenced revenue-generating activities during the period ended March 31, 2026.

In addition, Unity Forge Inc intends to expand its business operations into the game development industry, including the design, development, and launch of mobile games. The Company’s objective is to deliver effective, technology-driven, and user-friendly IT solutions to its customers, thereby supporting their growth and long-term development.

NOTE 2 - GOING CONCERN

The Company’s financial statements as of March 31, 2026, have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) on a going concern basis, which assumes the realization of assets and the settlement of liabilities in the normal course of business.

Management believes it has the ability to obtain financing; however, there can be no assurance that such financing will be available on favorable terms, if at all. The Company’s ability to continue as a going concern is dependent upon its ability to raise additional capital and ultimately achieve profitable operations. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has retained earnings from inception (June 20, 2025) to March 31, 2026 of $3,138, which may be insufficient to sustain operations over the next twelve months. Management anticipates that additional funding will be required to meet ongoing obligations and support future development activities.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

New Accounting Pronouncements

Management of Unity Forge Inc continues to monitor and evaluate recently issued accounting pronouncements that are not yet effective. Management will adopt these standards as required and does not expect that recently issued standards will have a material impact on the Company’s financial statements.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and expenses, as well as disclosures of contingent assets and liabilities. Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. As of March 31, 2026, cash and cash equivalents consisted primarily of deposits held with financial institutions.

Intangible Assets

The Company capitalizes expenditures directly related to the acquisition and development of intangible assets. The website is presented net on the balance sheet. As of March 31, 2026, the website’s net book value was $2,800, reflecting accumulated amortization of $200. The website is amortized on a straight-line basis over an estimated useful life of five years.

F-14

Property and Equipment

Property and equipment are recorded at cost and depreciated on a straight-line basis over their estimated useful lives. The Company’s laptop is classified as property and equipment and is carried at its historical cost of $1,150, less accumulated depreciation and any impairment losses. As of March 31, 2026, the laptop’s net book value was $1,054, reflecting accumulated depreciation of $96. The Company’s laptop is depreciated over an estimated useful life of two years.

Rounding Policy

All amounts in these financial statements are presented in U.S. dollars and rounded to the nearest dollar, unless otherwise indicated.

Revenue Recognition

Revenue is recognized when control of promised services is transferred to customers, in an amount that reflects the consideration the Company expects to receive, in accordance with ASC 606, “Revenue from Contracts with Customers.”

Revenue is recognized when all of the following criteria are met: the performance obligations in the contract have been identified, the transaction price has been determined, the transaction price has been allocated to the performance obligations, and the revenue is recognized when, or as, those performance obligations are satisfied.

The Company recognized $14,675 in revenue from IT services during the three months ended March 31, 2026. During the same period, the Company received a $10,000 prepayment from a customer. As the related services had not been completed as of March 31, 2026, the $10,000 amount was recorded as unearned revenue within current liabilities, and no revenue was recognized under that agreement during the period.

Income Taxes

The Company accounts for income taxes under the asset and liability method as prescribed by ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial reporting and tax bases of assets and liabilities, as well as for net operating losses and tax credit carryforwards. A valuation allowance is recorded when necessary to reduce deferred tax assets to the amount expected to be realized. As of March 31, 2026, Unity Forge Inc has not recorded a provision for income taxes as no taxable income was recognized under U.S. tax law.

Fair Value of Financial Instruments

The Company follows the guidance under ASC 820, “Fair Value Measurements,” and ASC 825, “Financial Instruments,” which require disclosures about the fair value of financial instruments. Fair value estimates presented in these financial statements are based upon market assumptions and information available to management as of March 31, 2026.

Earnings per Share

The Company follows ASC 260, “Earnings Per Share,” which governs the calculation, presentation, and disclosure of earnings (loss) per share. Basic earnings per common share is computed by dividing net income by the weighted average number of common shares outstanding during the reporting period. As the Company has no potentially dilutive securities, diluted earnings per share is the same as basic earnings per share.

NOTE 4 - RELATED PARTY TRANSACTIONS

During the period from inception (June 20, 2025) through March 31, 2026 the Company’s sole officer and director paid expenses on behalf of the Company totaling $384, consisting of incorporation fees of $353 and bank account opening fees of $31. In settlement of this outstanding amount owed to the officer and director, the Company issued 384,000 shares of common stock.

NOTE 5 - SUBSEQUENT EVENTS

Unity Forge Inc evaluated subsequent events through the date these financial statements were available to be issued. Management concluded that no subsequent events requiring disclosure occurred after March 31, 2026.

F-15

PROSPECTUS

5,000,000 SHARES OF COMMON STOCK

UNITY FORGE INC

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$27.62
Auditor Fees and Expenses	$5,000.00
Legal Fees and Expenses	$2,500.00
EDGAR fees	$1,500.00
Transfer Agent Fees	$2,000.00
TOTAL	$11,027.62

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Unity Forge Inc’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the laws of the State of Wyoming.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Unity Forge Inc, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration ($)
Nikola Rovcanin Kraljice Jakvinte 6, Podgorica, Montenegro 81102	September 10, 2025	2,384,000	2,384

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

II-1

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Legal Opinion of Law Offices of Carl P. Ranno *
10.1	IT services agreement dated August 20, 2025 *
10.2	Software Development Agreement no. 30-01-2026, dated January 30, 2026
10.3	Software Development Agreement no. 10-02-2026, dated February 10, 2026
23.1	Consent of LAO PROFESSIONALS
23.2	Consent of Law Offices of Carl P. Ranno (included in Exhibit 5.1) *
99.1	Subscription Agreement *
107	Filing Fee Table *

* - Previously filed

II-2

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

	a.	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

c.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	a.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	b.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

	d.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Podgorica, Montenegro on May 7, 2026.

UNITY FORGE INC

By:	/s/ Nikola Rovcanin
Name:	Nikola Rovcanin
Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Nikola Rovcanin
Nikola Rovcanin	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	May 7, 2026

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